UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2025
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Tradeweb Markets Inc.
(Exact name of registrant as specified in charter)
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Delaware	001-38860	83-2456358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1177 Avenue of the Americas New York, New York		10036
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (646) 430-6000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001	TW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 6, 2025, the Board of Directors (the “Board”) of Tradeweb Markets Inc. (the “Company”) appointed Mr. Rich Repetto, age 67, as a Class II director, effective as of such date. Mr. Repetto will hold office until the annual meeting of stockholders to be held in 2027 and until his successor shall be elected and qualified or until his earlier death, resignation, retirement, disqualification or removal. Mr. Repetto was also appointed as a member of the Audit and Risk Committee of the Board effective as of March 6, 2025.

Mr. Repetto was designated to serve on the Board by Refinitiv Parent Limited (“Refinitiv”), our controlling stockholder, pursuant to Refinitiv’s director designation right as set forth in Section 2.1 of that certain Stockholders Agreement, dated as of April 8, 2019, by and among the Company and the stockholders named therein. Mr. Repetto does not have any family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Repetto has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Repetto will be entitled to receive an annual cash retainer of $100,000, an annual equity award of restricted stock units with a value of $150,000, and a cash retainer of $15,000 as a member of the Audit and Risk Committee, in each case, prorated to reflect days of service and in accordance with the Company’s non-employee director compensation program.

Mr. Repetto served as Managing Director and Senior Research Analyst at Piper Sandler Corporation, a global investment bank, from January 2020 to June 2023 and as a Principal at Sandler O'Neill and Partners, the predecessor entity to Piper Sandler Corporation, from November 2003 to January 2020. Mr. Repetto has over 25 years of experience covering electronic trading and financial technology companies, having received many accolades during his career, including the Financial Times/StarMine “Global Analyst of the Year” from the Financial Times in 2010. Mr. Repetto has been employed by Cornerstone Financial Technology Management, a technology enhanced investment fund, since December 2023. Mr. Repetto serves as a member of the Board of Directors and a member of the Audit Committee of Interactive Brokers Group, Inc. Mr. Repetto received a Bachelor of Science degree from the United States Military Academy at West Point and an M.B.A. from The Wharton School of the University of Pennsylvania. Mr. Repetto is qualified to serve on our Board due to his deep knowledge of our industry and business.

The Company will enter into its standard form of indemnification agreement for directors and officers, a copy of which was previously filed as Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115) and is incorporated herein by reference, with Mr. Repetto.

Item 7.01. Regulation FD Disclosure.

On March 7, 2025, the Company issued a press release announcing the appointment of Rich Repetto. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Exhibit Description
10.1	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.16 to the Company’s Registration Statement on Form S-1 (File No. 333-230115)).
99.1	Press Release of Tradeweb Markets Inc., dated as of March 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRADEWEB MARKETS INC.

Date: March 7, 2025	By:	/s/ Douglas Friedman
Name: Douglas Friedman
Title: General Counsel